FORM 3  JOINT FILER INFORMATION

 NAME: FIRST JET INVESTMENTS LIMITED

 RELATIONSHIP OF REPORTING PERSON TO ISSUER: 10% OWNER.

 ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., 105 BAISHI ROAD,
 JIUZHOU WEST AVENUE, ZHUHAI 519070, PEOPLE'S REPUBLIC OF CHINA

 DESIGNATED FILER: MR. JUN TANG

 ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

 DATE OF EVENT REQUIRING STATEMENT: AUGUST 18, 2010

/s/ Jun Tang
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FIRST JET INVESTMENTS LIMITED
BY: JUN TANG
TITLE:  AUTHORIZED SIGNATORY